EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-133782, 333-128385, 333-88760, 333-62118, 333-13707, 333-16313, 333-42809, 333-47175, 333-47177, 333-61315, 333-79249, 333-87987, 333-45078, 333-102688, 333-108505 and 333-143675) and Form S-3 (333-147766) of Borland Software Corporation of our report dated March 7, 2008 except for the effects of discontinued operations discussed in Note 2 to the consolidated financial statements, as to which the date is March 5, 2009, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California
March 5, 2009